Exhibit 99.1

News Release
Blackboard Inc. Reports Third Quarter Revenue of $98.4 Million
-     Revenue Increases 18 Percent Year-Over-Year     -
-     Company Raises Revenue, Non-GAAP Earnings and Cash Flow Guidance     -
Washington, DC — November 3, 2009 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the third quarter ended September 30, 2009 and updated guidance for the fourth quarter and the full year of 2009.
Total revenue for the quarter ended September 30, 2009 was $98.4 million, an increase of 18 percent over the third quarter of 2008. Product revenues for the quarter were $87.9 million, an increase of 18 percent over the third quarter of 2008, while professional services revenues for the quarter were $10.5 million, an increase of 20 percent over the third quarter of 2008. The increase in revenue was driven by strong growth in Blackboard’s professional services and managed hosting offerings.
GAAP net income was $4.3 million, resulting in net income per diluted share of $0.13 for the third quarter of 2009 compared to net income of $885,000 and net income per diluted share of $0.03 for the third quarter of 2008. Non-GAAP adjusted net income for the third quarter of 2009, which excludes the amortization of acquisition-related intangible assets, stock-based compensation, and non-cash interest expense, all net of taxes, was $13.3 million, resulting in non-GAAP adjusted net income per diluted share of $0.40 compared to non-GAAP adjusted net income of $10.2 million and non-GAAP adjusted net income per diluted share of $0.32 for the third quarter of 2008.
Additional Financial Highlights from the Third Quarter of 2009
•	Total cash flow from operations was $76.0 million for the third quarter of 2009, representing a 26% increase compared to the third quarter last year.

•	Cash and cash equivalents were $132.0 million as of September 30, 2009.
“We are pleased with our financial results in the third quarter which exceeded our prior guidance. Cash flow from operations during the quarter was a record for the Company, driven by our strong renewal rates during our peak renewal quarter,” said Michael Chasen, CEO and President of Blackboard Inc. “We experienced solid demand for our products and services and continued to experience a growing sales pipeline. We were particularly pleased with the adoption of some of our newer products like Blackboard Mobile™, which strengthens our overall positioning in the market and fills a vital need for our clients seeking better ways to serve constituents.”
Highlights from the Third Quarter of 2009
•	A few of Blackboard’s new and expanded client relationships in the quarter included:
•	U.S. Higher Education: Alamance Community College, Arizona State University, Baylor University, Binghamton University, Carlow University, Des Moines Area Community College, Florida A&M University, Grambling State University, Hinds Community College, Louisiana Community and Technical College System, Louisiana State University, North Carolina Central University, South Orange County Community College, Texas A&M University-San Antonio, University of Southern Mississippi, University of Washington and others.

•	International: Delft University of Technology, Emirates College, Hong Kong Institute of Education, King Faisal University, King Saud University, Manchester University, Radboud University, Regent’s College in London, University of Bristol, University of Central Lancashire and others.

•	K-12: Irving ISD, KC Distance Learning, Mead School District, Newark Public Schools, Omaha Public Schools, Pomona Unified School District, Queen Anne’s County Public Schools, Santa Monica-Malibu Unified School District, Spokane Public Schools, Tangipahoa Parish School Board and others.

•	Professional Education (ProEd): Air University, Capella University, Central Intelligence Agency, Defense Information School, Defense Language Institute, Grand Canyon University, Joint Special Operations University, National Academy of Medical Coding Specialists, National Intelligence University and others.
•	Blackboard announced the launch of the Blackboard Mobile platform. Blackboard Mobile allows education institutions to deliver a rich set of campus life services and content to mobile devices, uniquely branded for each institution, to better connect current students, parents, faculty, prospective students and alumni to the campus experience.
Outlook for the Fourth Quarter and Full Year of 2009
Fourth Quarter of 2009:
•	Revenue of $96.7 to $99.7 million;

•	Stock-based compensation expense of approximately $4.0 million;

•	Amortization of acquired intangibles of approximately $9.3 million;

•	GAAP net income of $4.2 million to $6.4 million;

•	GAAP net income per diluted share of $0.12 to $0.19, which is based on an estimated 33.7 million diluted shares, and an estimated effective tax rate of approximately 28 percent;

•	Non-GAAP adjusted net income of $13.3 to $15.5 million, which excludes the amortization of acquisition-related intangible assets, stock-based compensation, and non-cash interest expense, all net of taxes; and

•	Non-GAAP adjusted net income per diluted share of $0.40 to $0.46 based on an estimated 33.7 million diluted shares and an estimated effective tax rate of approximately 35 percent.
Full Year 2009:
•	Revenue of $373.6 to $376.6 million;

•	Stock-based compensation expense of approximately $16.0 million;

•	Amortization of acquired intangibles of approximately $35.0 million;

•	GAAP net income of $4.4 to $6.5 million;

•	GAAP net income per diluted share of $0.13 to $0.20, which is based on an estimated 32.5 million diluted shares and an estimated effective tax rate of approximately 28 percent;

•	Non-GAAP adjusted net income of $44.1 to $46.3 million, which excludes the amortization of acquisition-related intangible assets, stock-based compensation, non-cash interest expense, and non-cash patent related impairment charge, all net of taxes;

•	Non-GAAP adjusted net income per diluted share of $1.34 to $1.41 based on an estimated 32.8 million diluted shares and an estimated effective tax rate of approximately 38 percent; and

•	Cash flow from operations of $95.0 to $105.0 million.
Conference Call
Blackboard will broadcast its third quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com.
A replay of the call will be available via telephone at approximately 7:00 p.m. (ET) on November 3, 2009. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 37009592.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2009	2008	2009
Revenues:
Product	$74,332	$87,862	$205,818	$251,369
Professional services	8,758	10,546	21,295	25,597

Total revenues	83,090	98,408	227,113	276,966
Operating expenses:

Cost of product revenues, excludes $4,572 and $2,480 for the three months ended September 30, 2008 and 2009, respectively, and $13,232 and $8,152 for the nine months ended September 30, 2008 and 2009, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	19,626	23,849	53,597	67,055
Cost of professional services revenues (1)	4,994	5,550	15,078	15,020
Research and development (1)	10,514	11,428	30,191	33,848
Sales and marketing (1)	24,079	24,670	67,699	74,008
General and administrative (1)	12,716	14,636	37,931	42,476
Patent related (proceeds) impairment and other costs	—	—	(3,313)	10,984
Amortization of intangibles resulting from acquisitions	9,729	9,282	28,137	25,728

Total operating expenses	81,658	89,415	229,320	269,119

Income (Loss) from operations	1,432	8,993	(2,207)	7,847
Other (expense) income:
Interest expense (2)	(3,004)	(3,015)	(9,073)	(8,877)
Interest income	339	36	1,487	202
Other income	(233)	300	3,857	1,103

(Loss) Income before benefit (provision) for income taxes (2)	(1,466)	6,314	(5,936)	275
Benefit (Provision) for income taxes	2,351	(2,007)	2,243	(77)

Net income (loss) (2)	$885	$4,307	$(3,693)	$198

Net income (loss) per common share: (2)
Basic	$0.03	$0.13	$(0.12)	$0.01

Diluted	$0.03	$0.13	$(0.12)	$0.01

Weighted average number of common shares:
Basic	31,184,215	32,073,491	30,754,997	31,682,212

Diluted	32,203,249	33,045,337	30,754,997	32,466,179

(1)	Includes the following amounts related to stock-based compensation:

Cost of product revenues	$244	$347	$679	$923
Cost of professional services revenues	8	138	240	398
Research and development	195	284	547	768
Sales and marketing	1,549	1,501	4,630	4,625
General and administrative	1,636	1,775	5,015	5,270

(2)	Blackboard adopted ASC 470-20 (Prior authoritative literature: FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion”) effective January 1, 2009, which required restatement of prior periods, as applicable. The three and nine months ended September 30, 2008 have been adjusted to reflect additional amortization of debt discount of $1,206 and $3,529, respectively. Interest expense, Income (Loss) before benefit (provision) for income taxes, Net income (loss), and Net income (loss) per common share — Basic and Diluted have been adjusted accordingly and were previously reported as $(1,798), $(260), $2,091, $0.07 and $0.06, respectively, for the three months ended September 30, 2008. Interest expense, Income (Loss) before benefit (provision) for income taxes, Net income (loss), and Net income (loss) per common share — Basic and Diluted have been adjusted accordingly and were previously reported as $(5,545), $(2,408), $(165), $(0.01) and $(0.01), respectively, for the nine months ended September 30, 2008.
Reconciliation of GAAP Net (loss) income before benefit (provision) for income taxes to Non-GAAP adjusted net income (3):

GAAP Net (loss) income before benefit (provision) for income taxes	$(1,466)	$6,314	$(5,936)	$275
Add: Non-cash patent related impairment	—	—	—	7,447
Add: Amortization of intangibles resulting from acquisitions	9,729	9,282	28,137	25,728
Add: Stock-based compensation	3,632	4,045	11,111	11,984
Add: Non-cash interest expense	1,595	1,571	4,777	4,689
Adjusted provision for income taxes (4)	(3,316)	(7,892)	(14,509)	(19,463)

Non-GAAP adjusted net income (5)	$10,174	$13,320	$23,580	$30,660

Non-GAAP adjusted net income per common share — diluted (5)	$0.32	$0.40	$0.74	$0.94

Weighted average number of diluted common shares	32,203,249	33,045,337	31,778,833	32,466,179

(3)	Non-GAAP adjusted net income and non-GAAP adjusted net income per share are non-GAAP financial measures and have no standardized measurement prescribed by generally accepted accounting principles in the US (GAAP). Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(4)	Adjusted provision for income taxes is applied at an effective rate of approximately 24.6% and 37.2% for the three months ended September 30, 2008 and 2009, respectively, and approximately 38.1% and 38.8% for the nine months ended September 30, 2008 and 2009, respectively.

(5)	Beginning in fiscal 2009, the Company changed the definition it utilizes for non-GAAP adjusted net income. For the 2008 period presented in the reconciliation of GAAP Net (loss) income before benefit (provision) for income taxes to non-GAAP adjusted net income, the new definition for non-GAAP adjusted net income is being used which excludes the amortization of intangibles resulting from acquisitions, stock-based compensation, patent related impairment charges, and non-cash interest expense, all net of taxes.

BLACKBOARD INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2008	2009
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$141,746	$132,049
Accounts receivable, net	92,529	93,018
Inventories	1,783	2,140
Prepaid expenses and other current assets (6)	8,361	12,235
Deferred tax asset, current portion	1,796	5,255
Deferred cost of revenues	7,126	7,609

Total current assets	253,341	252,306

Deferred tax asset, noncurrent portion (6)	18,897	9,067
Investment in common stock warrant	1,990	3,124
Restricted cash	4,249	4,139
Property and equipment, net	31,950	36,286
Other assets	549	936
Goodwill and intangible assets, net	338,976	409,873

Total assets	$649,952	$715,731

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,579	$5,524
Accrued expenses	27,879	35,880
Deferred rent, current portion	345	975
Deferred revenues, current portion	179,238	200,472

Total current liabilities	210,041	242,851

Notes payable, net of debt discount (6)	149,923	154,612
Deferred rent, noncurrent portion	10,959	11,674
Deferred revenues, noncurrent portion	5,554	6,536
Stockholders’ equity:
Common stock, $0.01 par value	314	322
Additional paid-in capital (6)	356,683	383,060
Accumulated deficit (6)	(83,522)	(83,324)

Total stockholders’ equity	273,475	300,058

Total liabilities and stockholders’ equity	$649,952	$715,731

(6)	As noted in footnote (2) above, ASC 470-20 required restatement of prior periods. Prepaid expenses and other current assets, Deferred tax assets — noncurrent portion, Notes payable, Additional paid-in capital, and Accumulated deficit have been adjusted accordingly and were previously reported as $8,518, $27,146, $163,172, $344,698, and $(76,380), respectively, as of December 31, 2008.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2008	2009
	(in thousands)
Cash flows from operating activities
Net (loss) income (7)	$(3,693)	$198
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Deferred income tax benefit	(6,094)	(2,455)
Excess tax benefits from stock-based compensation	(1,903)	(763)
Amortization of debt discount (7)	4,777	4,689
Depreciation and amortization	11,642	14,045
Amortization of intangibles resulting from acquisitions	28,137	25,728
Patent related impairment charge	—	7,447
Change in allowance for doubtful accounts	245	1,233
Stock-based compensation	11,111	11,984
Gain on investment in common stock warrant	(3,980)	(1,136)
Changes in operating assets and liabilities:
Accounts receivable	(41,818)	987
Inventories	59	(357)
Prepaid expenses and other current assets (7)	(2,545)	(3,319)
Deferred cost of revenues	(6)	(483)
Accounts payable	(2,027)	2,885
Accrued expenses	1,006	8,780
Deferred rent	8,575	1,345
Deferred revenues	51,932	19,002

Net cash provided by operating activities	55,418	89,810

Cash flows from investing activities
Purchases of property and equipment	(22,297)	(15,919)
Payments for patent enforcement costs	(3,141)	(414)
Purchase of available-for-sale investments	—	(6,586)
Redemptions of available-for-sale investments	—	6,586
Proceeds from common stock warrant	1,990	—
Acquisitions, net of cash acquired	(132,992)	(91,784)

Net cash used in investing activities	(156,440)	(108,117)

Cash flows from financing activities
Payments on letters of credit	(127)	—
Release of letters of credit	777	110
Excess tax benefits from stock-based compensation	1,903	763
Proceeds from exercise of stock options	10,657	7,737

Net cash provided by financing activities	13,210	8,610

Net decrease in cash and cash equivalents	(87,812)	(9,697)
Cash and cash equivalents at beginning of period	206,558	141,746

Cash and cash equivalents at end of period	$118,746	$132,049

(7)	As noted in footnote (2) above, ASC 470-20 required restatement of prior periods. Net loss, Amortization of debt discount, and Prepaid expenses and other current assets have been adjusted accordingly and were previously reported as $(165), $1,286, and $(2,582), respectively, for the nine months ended September 30, 2008.

About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-Q filed on August 6, 2009 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of November 3, 2009. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to November 3, 2009.
Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share, which are non-GAAP financial measures. Management believes that both measures, which exclude the amortization or impairment of intangible assets, stock-based compensation, and non-cash interest expense, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact, and in 2009 also excludes stock-based compensation expense, non-cash patent related impairment charges, non-cash interest expense and other items as determined by the Board of Directors.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated August 6, 2009, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
Contacts:
For Financial Media and Investors:
Michael J. Stanton
Senior Vice President, Investor Relations
Blackboard Inc.
+1 (202) 463-4860 ext. 2305
Staci Strauss Mortenson
Senior Vice President
ICR
+1 (203) 682-8273
For Education & General Media:
Matthew Maurer
Director, Public Relations
+1 (202) 463-4860 ext. 2637
matthew.maurer@blackboard.com
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